UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 28, 2003

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Item 5.    Other Events

On May 21, 2003, The Kroger Co. executed an Amended and Restated 364-Day Credit Agreement, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., Bank One, NA, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as co-syndication agents, and Citigroup Global Markets Inc. and JPMorgan Securities Inc., as arrangers. A copy of the Amended and Restated 364-Day Credit Agreement is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits:

99.1	Amended and Restated 364-Day Credit Agreement, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., Bank One, NA, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as co-syndication agents, and Citigroup Global Markets Inc. and JPMorgan Securities Inc., as arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

May 28, 2003	By:	(Paul Heldman)
Paul Heldman
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1

Amended and Restated 364-Day Credit Agreement, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent and as Paying Agent, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., Bank One, NA, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, and Union Bank of California, N.A., as co-syndication agents, and Citigroup Global Markets Inc. and JPMorgan Securities Inc., as arrangers.